Exhibit 99.2

Empire Petroleum Partners, LLC and Subsidiaries

Condensed Consolidated Financial Statements as of September 30, 2020 and for the three and nine months ended September 30, 2020 and 2019 (unaudited)

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 5 - LONG-TERM DEBT

Long-term debt consists of the following:

	September 30, 2020	December 31, 2019
Revolving credit facility (including swingline)	$163,000	$170,776
Subordinated debt	53,452	53,452
Less:
Unamortized discount and warrants	(2,455)	(1,936)
Deferred financing costs, net	(477)	(1,551)
Other financing agreement	12,726	12,726
Other debt	—	450

Total debt	226,246	233,917
Less: current portion	—	9,225

Total long-term debt	$226,246	$224,692

NOTE 6 - SUBSEQUENT EVENTS

The Company sold substantially all its assets on October 6, 2020. Proceeds from the sale were used to pay the outstanding balances of the revolving credit facility and subordinated debt arrangement which were then closed.

In preparing the accompanying condensed consolidated financial statements, management of the Company has evaluated all subsequent events and transactions for potential recognition or disclosure through December 4, 2020, the date the condensed consolidated financial statements were available for issuance.

12

EMPIRE PETROLEUM PARTNERS, LLC

CONSOLIDATED BALANCE SHEETS

	(Unaudited) September 30, 2020	December 31, 2019
	($ in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,010	$4,310
Trade accounts receivable, net of allowance for doubtful accounts of $4,605 and $4,195, respectively	36,492	53,173
Other receivables	590	746
Notes receivable, current portion	885	1,635
Inventories	15,067	18,490
Prepaid expenses and other current assets	9,189	8,301

Total current assets	77,233	86,655

Property and equipment, net	146,592	144,781
Intangible assets, net	71,584	83,375
Goodwill	47,487	47,487
Restricted cash	915	915
Deferred financing costs, net	1,786	2,166
Notes receivable, noncurrent	364	491
Other noncurrent assets	20,866	15,245

Total noncurrent assets	$289,594	$294,460

Total assets	$366,827	$381,115

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$37,690	$53,437
Fuel taxes payable	8,648	8,507
Other current liabilities	13,560	12,557
Current maturities of long-term debt	—	9,225

Total current liabilities	59,898	83,726

Long-term debt, net of current maturities	226,246	224,692
Other noncurrent liabilities	25,058	24,304

Total liabilities	311,202	332,722

Members’ equity	55,625	48,393

Total liabilities and members’ equity	$366,827	$381,115

See accompanying notes to Condensed Consolidated Financial Statements

EMPIRE PETROLEUM PARTNERS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Unaudited
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	($ in thousands)
REVENUES:
Motor fuel sales	$403,076	$570,103	$1,105,626	$1,673,082
Merchandise sales	26,449	25,699	73,459	73,852
Rental income and other	2,981	3,241	9,361	9,705

Total revenues	432,506	599,043	1,188,446	1,756,639

COST OF SALES (excluding depreciation and amortization expenses):
Motor fuel sales	372,625	540,686	1,017,230	1,595,135
Merchandise sales	19,069	18,326	53,339	53,253
Rental income and other	2,331	2,370	7,047	6,816

Total cost of sales (excluding depreciation, amortization and accretion expenses)	394,025	561,382	1,077,616	1,655,204

Total gross profit (excluding depreciation, amortization and accretion expenses)	38,481	37,661	110,830	101,435

OPERATING EXPENSES:
Selling, general and administrative expenses	21,917	22,847	66,522	68,178
Depreciation, amortization and accretion	8,362	8,336	24,905	23,910
Gain on sale of assets, net	(2,296)	(798)	(3,842)	(976)

Total operating expenses	27,983	30,385	87,585	91,112

Operating income	10,498	7,276	23,245	10,323

OTHER EXPENSES:
Interest expense, net	(3,786)	(4,942)	(11,898)	(14,136)

Income (loss) before income taxes	6,712	2,334	11,347	(3,813)

INCOME TAX PROVISION	—	(49)	(115)	(138)

Net income (loss)	$6,712	$2,285	$11,232	$(3,951)

See accompanying notes to Condensed Consolidated Financial Statements

EMPIRE PETROLEUM PARTNERS, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(Unaudited)

	Class A	Class B	Member Receivable	Total Members’ Equity
	($ in thousands)
At December 31, 2018	$4,480	$56,358	$(226)	$60,612

Distributions to members	—	(1,000)	—	(1,000)
Net loss	(3,930)	(2,210)	—	(6,140)

At March 31, 2019	550	53,148	(226)	53,472

Distributions to members	—	(1,600)	—	(1,600)
Net loss	(70)	(39)	—	(109)

At June 30, 2019	$480	$51,509	$(226)	$51,763

Distributions to members	—	(1,850)	—	(1,850)
Net income	1,471	827	—	2,298

At September 30, 2019	$1,951	$50,486	$(226)	$52,211

At December 31, 2019	$1,186	$47,433	$(226)	$48,393

Net loss	(362)	(204)	—	(566)

At March 31, 2020	$824	$47,229	$(226)	$47,827

Distributions to members	—	(2,000)	—	(2,000)
Net income	3,255	1,831	—	5,086

At June 30, 2020	$4,079	$47,060	$(226)	$50,913

Distributions to members	—	(2,000)	—	(2,000)
Net income	4,262	2,450	—	6,712

At September 30, 2020	$8,341	$47,510	$(226)	$55,625

See accompanying notes to Condensed Consolidated Financial Statements

EMPIRE PETROLEUM PARTNERS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Nine Months ended September 30,
	2020	2019
	($ in thousands)
Cash flows from operating activities
Net income (loss)	$11,232	$(3,951)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and accretion	24,905	23,910
Amortization of deferred financing costs	943	1,196
Amortization of unfavorable lease obligations and dealer termination agreements	412	(180)
Gain on sale of assets	(3,842)	(976)
Provision for doubtful accounts	410	370
Changes in other operating assets and liabilities
Trade accounts receivable, net	16,271	(9,750)
Inventories	3,423	66
Prepaid expenses and other assets, current and noncurrent	(6,353)	(3,115)
Trade accounts payable	(15,747)	309
Fuel tax payable and other liabilities	1,828	6,360

Net cash provided by operating activities	33,482	14,239

Cash flows from investing activities
Purchases of long-lived assets	(16,142)	(11,863)
Proceeds from sales of assets	4,718	2,250
Issuance of notes receivable	(727)	(917)
Collections on notes receivable	1,604	572

Net cash used in investing activities	(10,547)	(9,958)

Cash flows from financing activities
Distributions to members	(4,000)	(4,450)
Payments for deferred financing costs	(10)	(1,731)
(Payments on) proceeds from swingline commitment, net	(8,776)	6,279
Proceeds from long-term debt	5,000	—
Payments on long-term debt	(4,000)	(3,560)
Payments on other long-term debt	(449)	(413)

Net cash used in financing activities	(12,235)	(3,875)

Net increase in cash and cash equivalents	10,700	406

Cash and cash equivalents, beginning of period	4,310	4,656

Cash and cash equivalents, end of period	$15,010	$5,062

See accompanying notes to Condensed Consolidated Financial Statements

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Empire Petroleum Partners, LLC and its subsidiaries (“EPP,” “we,” “our,” “us” or the “Company”) was formed on June 15, 2011 as a Delaware limited liability company and commenced operations on July 7, 2011 when it acquired substantially all of the assets and liabilities of Empire Petroleum Holdings, LLC (“EPH”). EPP is one of the largest and most geographically diversified independent wholesale distributors of motor fuel in the United States. EPP’s motor fuel distribution network serves retail fuel outlets primarily in its four core markets of the Southwest, East, North and Central regions of the United States.

We generate wholesale revenue primarily through long-term, fixed margin motor fuel supply agreements with dealers. In addition to income from our wholesale distribution of motor fuel, we receive income from our retail sales of motor fuel to consumers at our consignment sites and company-operated sites, income from our sales of convenience store merchandise at company-operated sites and rental income from sites that we lease or sublease to dealers or consignment agents.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information. Accordingly, these interim financial statements do not include all of the information and disclosures required by GAAP for annual financial statements and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2019. These financial statements include all known accruals and adjustments necessary, in the opinion of management, for a fair presentation of the financial position, results of operations, cash flows, and changes in members’ equity for the period presented. The results of operations for the three and nine month periods ended September 30, 2020 and 2019 are not necessarily indicative of operating results for the full year.

These unaudited condensed consolidated financial statements include the accounts and operations of the Company and its wholly owned subsidiaries. Intercompany accounts and transactions are eliminated in consolidation.

Assessment of COVID-19 Impact

The Company assessed certain accounting matters that generally require consideration of forecasted financial information, in context with the information reasonably available to the Company and the unknown future impacts of the novel coronavirus (COVID-19) pandemic as of September 30, 2020, and through the date on which these condensed financial statements are issued. The accounting matters assessed included, but were not limited to, the Company’s carrying value of goodwill and other long-lived assets, allowance for doubtful accounts, inventory valuation and related reserves, fair value of financial assets and revenue recognition. Based on our assessment, there was no material impact to the Company’s condensed consolidated financial statements for the nine-month period ended September 30, 2020. The Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in material impacts to the Company’s condensed consolidated financial statements in future reporting periods.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies applied in the preparation of the unaudited condensed consolidated financial statements are consistent with those applied in the preparation of the Company’s audited annual consolidated financial statements for the year ended December 31, 2019.

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. We base our estimates and judgments on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The significant estimates and assumptions that affect our accompanying unaudited consolidated financial statements include, but are not limited to, the allowance for doubtful accounts, depreciation and amortization periods, future obligations for asset retirements, impairment of long-lived assets and the recognition and impairment of goodwill and other intangible assets. Actual results could differ from our estimates.

Fair Value Measurements

Fair value, as defined in GAAP, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2:

Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability

Level 3:	Unobservable inputs for the asset or liability

Recurring Fair Value Measurements - Fair values of our cash and cash equivalents, restricted cash, trade accounts receivable, short-term borrowings, accounts payable and customer advance payments approximate their carrying values due to the short-term nature of these instruments. Our financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s carrying value for its revolving credit facility and subordinated promissory note agreement approximates fair value due either to the variable interest rates associated with these financial instruments or current interest rates for obligations with similar terms and maturities.

Nonrecurring Fair Value Measurements - Fair value measurements were applied with respect to our nonfinancial assets and liabilities measured on a nonrecurring basis, which consist primarily of intangible assets, other long-lived assets and other assets acquired and liabilities assumed related to purchased businesses in business combinations and impairments.

New Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes FASB Accounting Standards Codification Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and lessors. Among its provisions, this standard requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date; (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Additional disclosures are also required to allow the user to assess the amount, timing and uncertainty of cash flows arising from leasing activities. This ASU is effective for annual periods beginning after December 15, 2020 and interim periods beginning after December 31, 2021. The Company is currently evaluating the effect that this standard will have on the Company’s consolidated financial statements.

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments,” as amended, which requires, among other things, the use of a new current expected credit loss (“CECL”) model in order to determine our allowances for doubtful accounts with respect to accounts receivable. The CECL model requires that we estimate our lifetime expected credit loss with respect to our receivables and contract assets and record allowances that, when deducted from the balance of the receivables, represent the net amounts expected to be collected. We will also be required to disclose information about how we developed the allowances, including changes in the factors that influenced our estimate of expected credit losses and the reasons for those changes. This ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2022. We do not expect adoption of this ASU to have a material impact on our consolidated financial condition and results of operations.

NOTE 3 – INVENTORIES

Inventories consisted of the following:

	September 30, 2020	December 31, 2019
Petroleum products	$7,626	$10,673
Store merchandise and other	7,441	7,817

	$15,067	$18,490

NOTE 4 - INTANGIBLE ASSETS, NET

Identifiable intangible assets consisted of the following:

	Estimated	September 30, 2020
	Useful Life	Gross Carrying	Accumulated	Net Carrying
	(in Years)	Amount	Amortization	Amount
Motor fuel supply agreements - independent dealer sites	1 - 38	$132,143	$(81,716)	$50,427
Motor fuel supply agreements - consignment sites	1 - 38	41,261	(21,888)	19,373
Non-compete agreements	2 - 10	3,619	(2,604)	1,015
Transportation agreements	10	297	(181)	116
In-place leases	7	1,014	(842)	172
Trade names	5 - 17	1,136	(1,040)	96
Software and other	7	601	(216)	385

		$180,071	$(108,487)	$71,584

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

	Estimated	December 31, 2019
	Useful Life	Gross Carrying	Accumulated	Net Carrying
	(in Years)	Amount	Amortization	Amount
Motor fuel supply agreements - independent dealer sites	1 - 38	$131,946	$(72,763)	$59,183
Motor fuel supply agreements - consignment sites	1 - 38	41,689	(19,490)	22,199
Non-compete agreements	2 - 10	3,557	(2,376)	1,181
Transportation agreements	10	292	(154)	138
In-place leases	7	997	(802)	195
Trade names	5 - 17	1,117	(1,006)	111
Software and other	7	504	(136)	368

		$180,102	$(96,727)	$83,375

Amortization expense was $3,675 and $11,297 for the three and nine months ended September 30, 2020, respectively. Amortization expense was $4,347 and $12,310 for the three and nine months ended September 30, 2019, respectively.

Estimated aggregate amortization expense of the Company’s intangible assets for the next five years and thereafter is as follows:

Year ended December 31,	Total
2020 (remainder)	$3,642
2021	13,696
2022	11,467
2023	9,983
2024	7,160
2025	5,799
Thereafter	19,837

Total	$71,584

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES